   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998
                                           REGISTRATION STATEMENT NO. 333-57227
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 6
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

          CAYMAN ISLANDS                         6311                          NOT APPLICABLE
  (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)  INDUSTRIAL CLASSIFICATION CODE NUMBER   IDENTIFICATION NUMBER)

            UGLAND HOUSE                                               CT CORPORATION SYSTEM
          P.O. BOX 10657APO                                                  1633 BROADWAY
      GEORGE TOWN, GRAND CAYMAN                                       NEW YORK, NEW YORK 10019
CAYMAN ISLANDS, BRITISH WEST INDIES                                       (212) 664-1666
            (345) 949-2800                                     (Name, address, including zip code, and
   (Address, including zip code, and                          telephone number, including area code, of
telephone number, including area code, of                               agent for service)
Registrant's principal executive offices)

                                             COPIES TO:
   ROBERT L. ESTEP, ESQ.                  HENRY SMITH, ESQ.                  CRAIG B. BROD, ESQ.
JONES, DAY, REAVIS & POGUE                MAPLES AND CALDER         CLEARY, GOTTLIEB, STEEN & HAMILTON
2300 TRAMMELL CROW CENTER             P.O. BOX 309, UGLAND HOUSE            ONE LIBERTY PLAZA
     2001 ROSS AVENUE                 GEORGE TOWN, GRAND CAYMAN          NEW YORK, NEW YORK 10006
    DALLAS, TEXAS 75201                  CAYMAN ISLANDS, BWI                   (212) 225-2000
       (214) 220-3939                      (345) 949-8066


                                --------------


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                             EXPLANATORY NOTE

  This Amendment No. 6 is being filed solely for the purpose of filing of Exhibits 1.1 and 3.1 to the Registration Statement (File No. 333-57227). This Amendment No. 6 does not contain a copy of the Prospectus included in the Registration Statement, which is unchanged from Amendment No. 5 filed on November 17, 1998.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the Ordinary Shares being registered hereby. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the Nasdaq National Market.

Securities and Exchange Commission registration fee................. $   85,237
National Association of Securities Dealers, Inc. filing fee.........     29,394
Nasdaq National Market quotation fee................................     95,000
Advisory fee........................................................    800,000
Printing costs......................................................    650,000
Accounting fees and expenses........................................    175,000
Legal fees and expenses (not including Blue Sky)....................    750,000
Blue Sky fees and expenses..........................................      2,000
Miscellaneous expenses..............................................    113,369
                                                                     ----------
  Total............................................................. $2,700,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, wilful neglect or default.

  The Articles contain provisions providing for the indemnification by the Company of an officer, director, employee or agent of the Company, or any person serving at the request of the Company as an officer, director, employee or agent of any other company, for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of the Company or serving in such capacity. In addition, the Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles. The Company plans to purchase directors and officers liability insurance from third parties for its directors and executive officers. The Company also plans to enter into indemnity agreements with each of its executive officers and directors.

  The Articles provide that directors of the Company shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except (i) for any breach of a director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a payment of a dividend on stock of the Company or a purchase or redemption of stock of the Company in violation of law; or (iv) for any transaction from which a director derived an improper personal benefit.

  Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and controlling persons of the Company against liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since its formation, the Company issued the following securities that were not registered under the Securities Act:

    (a) On June 9, 1998, the Company sold 1,500,000 Ordinary Shares to Scottish Holdings, Ltd., for an aggregate purchase price of $500,000.

    (b) On June 9, 1998, the Company sold Class A Warrants to purchase an aggregate of 1,550,000 Ordinary Shares to Michael C. French, Michelle L. Boucher, Audubon Asset, Limited and Soulieana Limited for an aggregate purchase price of $100,000.

    (c) On June 18, 1998, the Company sold Class B Warrants to purchase an aggregate of 200,000 Ordinary Shares to The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. for an aggregate purchase price of $302,000.

    (d) On October 22, 1998, the Company issued Class A Warrants to purchase an aggregate of 900,000 Ordinary Shares to Audubon Asset, Limited, Soulieana Limited and South Madison Trust in exchange for 1,045,000 Ordinary Shares.

    (e) On October 27, 1998, the Company entered into securities purchase agreements with Audubon Asset Limited, Soulieana Limited, Maverick Fund USA, Ltd., Maverick Fund, L.D.C. and Maverick Fund II, Ltd. (the "Direct Investors"), pursuant to which the Company will sell to the Direct Investors an aggregate of 1,418,440 Ordinary Shares and Class A Warrants to purchase an aggregate of 400,000 Ordinary Shares.

  No underwriters were or will be involved in the foregoing sales of securities. Such sales were or will be made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are or will be deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits. Except as otherwise indicated, the following Exhibits are filed herewith and made a part hereof:

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 1.1*    Form of Underwriting Agreement between the Company and the
          Underwriters.
 3.1*    Memorandum of Association of the Company.
 3.2**   Articles of Association of the Company.
 4.1**   Specimen Ordinary Share Certificate.
 4.2**   Form of Amended and Restated Class A Warrant.
 4.3**   Form of Amended and Restated Class B Warrant.
 4.4**   Form of Securities Purchase Agreement for the Class A Warrants.
 4.5**   Form of Warrant Purchase Agreement for the Class B Warrants.
 4.6**   Form of Registration Rights Agreement for the Class A Warrants.
 4.7**   Form of Registration Rights Agreement for the Class B Warrants.
 4.10**  Form of Securities Purchase Agreement between the Company and the
          Shareholder Investors
 4.11**  Form of Registration Rights Agreement between the Company and the
          Shareholder Investors
 4.12**  Form of Securities Purchase Agreement between the Company and the Non-
          Shareholder Investors
 4.13**  Form of Registration Rights Agreement between the Company and the Non-
          Shareholder Investors
 5.1**   Opinion of Maples and Calder as to the validity of the securities being offered.
 8.1**   Opinion of Maples and Calder.

 EXHIBIT
 NUMBER                         DESCRIPTION OF DOCUMENT
 -------                        -----------------------
  8.2**  Opinion of Jones, Day, Reavis & Pogue.
 10.1**  Employment Agreement dated June 18, 1998 between the Company and
          Michael C. French.
 10.2**  Employment Agreement dated June 18, 1998 between the Company and
          Michelle L. Boucher.
 10.3**  Second Amended and Restated 1998 Stock Option Plan effective October
          22, 1998.
 10.4**  Form of Stock Option Agreement in connection with 1998 Stock Option
          Plan.
 10.8**  Agreement dated June 30, 1998 between the Company and International
          Risk Management (Cayman) Ltd.
 10.9**  Amended and Restated Insurance Administration, Services and Referral
          Agreement dated as of October 1, 1998 between the Company and The
          Scottish Annuity Company (Cayman) Ltd.
 10.10** Employment Agreement dated July 20, 1998 between the Company and
          Henryk Sulikowski.
 10.12** Form of Indemnification Agreement between the Company and each of its directors and officers.
 10.13** Investment Management Agreement dated October 22, 1998 between the
          Company and Pacific Investment Management Company.
 10.14** Investment Management Agreement dated October 22, 1998 between the
          Company and General Re--New England Asset Management, Inc.
 10.15** Agreement dated October 23, 1998 between the Company and Westport
          Partners (Bermuda), Ltd.
 10.16** Investment Management Agreement dated October 22, 1998 between the
          Company and The Prudential Investment Corporation.
 10.17** Form of Omnibus Registration Rights Agreement.
 21.1**  Subsidiaries of Registrant.
 23.1**  Consent of Maples and Calder (contained in Exhibit 5.1).
 23.2**  Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.2).
 23.3**  Consent of Ernst & Young.
 23.4**  Consent of The Bernstein Law Firm (contained in Exhibit 99.10).
 24.1**  Powers of Attorney.
 99.1**  Consent of Michael Austin.
 99.3**  Consent of Howard Shapiro.
 99.4**  Form F-N.
 99.5**  Consent of Sam Wyly.
 99.6**  Consent of Charles J. Wyly, Jr.
 99.7**  Consent of David Matthews.
 99.8**  Consent of R. Duke Buchan III.
 99.9**  Consent of Robert M. Chmely.
 99.10** Opinion of The Bernstein Law Firm with respect to certain state insurance regulatory matters.

--------
 * Filed herewith.

** Previously filed.

  (b) Financial Statement Schedules

  All financial statement schedules are omitted because they are either not applicable or the required information is included in the balance sheet or notes thereto appearing elsewhere in this Registration Statement.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 6 to Registration Statement No. 333-57227 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on November 17, 1998.

                                       SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

                                       By: /s/ Michael C. French
                                          -------------------------------------
                                          Michael C. French
                                          Chief Executive Officer and
                                           President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement No. 333-57227 has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
       /s/ Michael C. French         Chief Executive Officer,      November 17, 1998
____________________________________  President and Director
         Michael C. French            (Principal Executive
                                      Officer)

                 *                   Senior Vice President, Chief  November 17, 1998
____________________________________  Financial Officer and
        Michelle L. Boucher           Secretary (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)

                 *                   Director                      November 17, 1998
____________________________________
              Sam Wyly

                 *                   Director                      November 17, 1998
____________________________________
           Michael Austin

                 *                   Director                      November 17, 1998
____________________________________
         R. Duke Buchan III

                 *                   Director                      November 17, 1998
____________________________________
          Robert M. Chmely

                 *                   Director                      November 17, 1998
____________________________________
           David Matthews

                 *                   Director                      November 17, 1998
____________________________________
           Howard Shapiro

                 *                   Director                      November 17, 1998
____________________________________
        Charles J. Wyly, Jr.

       /s/ Donald J. Puglisi         Authorized Representative     November 17, 1998
____________________________________  in the United States
         Donald J. Puglisi

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 6 to Registration Statement No. 333-57227 pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.

                                           /s/ Michael C. French
                                           ------------------------------------
                                              Michael C. French
                                              Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT
 SEQUENTIAL
   NUMBER
  PAGE NO.                        DESCRIPTION OF DOCUMENT
 ----------                       -----------------------
  1.1*      Form of Underwriting Agreement between the Company and the
             Underwriters.
  3.1*      Memorandum of Association of the Company.
  3.2**     Articles of Association of the Company.
  4.1**     Specimen Ordinary Share Certificate.
  4.2**     Form of Amended and Restated Class A Warrant.
  4.3**     Form of Amended and Restated Class B Warrant.
  4.4**     Form of Securities Purchase Agreement for the Class A Warrants.
  4.5**     Form of Warrant Purchase Agreement for the Class B Warrants.
  4.6**     Form of Registration Rights Agreement for the Class A Warrants.
  4.7**     Form of Registration Rights Agreement for the Class B Warrants.
  4.10**    Form of Securities Purchase Agreement between the Company and the
             Shareholder Investors.
  4.11**    Form of Registration Rights Agreement between the Company and the
             Shareholder Investors.
  4.12**    Form of Securities Purchase Agreement between the Company and the
             Non-Shareholder Investors.
  4.13**    Form of Registration Rights Agreement between the Company and the
             Non-Shareholder Investors.
  5.1**     Opinion of Maples and Calder as to the validity of the securities being offered.
  8.1**     Opinion of Maples and Calder.
  8.2**     Opinion of Jones, Day, Reavis & Pogue.
 10.1**     Employment Agreement dated June 18, 1998 between the Company and
             Michael C. French.
 10.2**     Employment Agreement dated June 18, 1998 between the Company and
             Michelle L. Boucher.
 10.3**     Second Amended and Restated 1998 Stock Option Plan effective
             October 22, 1998.
 10.4**     Form of Stock Option Agreement in connection with 1998 Stock Option
             Plan.
 10.8**     Agreement dated June 30, 1998 between the Company and International
             Risk Management (Cayman) Ltd.
 10.9**     Amended and Restated Insurance Administration, Services and
             Referral Agreement dated as of October 1, 1998 between the Company and The Scottish Annuity Company (Cayman) Ltd.
 10.10**    Employment Agreement dated July 20, 1998 between the Company and
             Henryk Sulikowski.
 10.12**    Form of Indemnification Agreement between the Company and each of its directors and officers.
 10.13**    Investment Management Agreement dated October 22, 1998 between the
             Company and Pacific Investment Management Company.
 10.14**    Investment Management Agreement dated October 22, 1998 between the
             Company and General Re--New England Asset Management, Inc.
 10.15**    Agreement dated October 23, 1998 between the Company and Westport
             Partners (Bermuda), Ltd.
 10.16**    Investment Management Agreement dated October 22, 1998 between the
             Company and Prudential Investment Corporation.
 10.17**    Form of Omnibus Registration Rights Agreement.
 21.1**     Subsidiaries of Registrant.
 23.1**     Consent of Maples and Calder (contained in Exhibit 5.1).
 23.2**     Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 8.2).
 23.3**     Consent of Ernst & Young.
 23.4**     Consent of The Bernstein Law Firm (contained in Exhibit 99.10).
 24.1**     Powers of Attorney.
 99.1**     Consent of Michael Austin.
 99.3**     Consent of Howard Shapiro.
 99.4**     Form F-N.
 99.5**     Consent of Sam Wyly.
 99.6**     Consent of Charles J. Wyly, Jr.
 99.7**     Consent of David Matthews.
 99.8**     Consent of R. Duke Buchan III.
 99.9**     Consent of Robert M. Chmely.
 99.10**    *Opinion of The Bernstein Law Firm with respect to certain state insurance regulatory matters.

--------
 *Filed herewith.

 **Previously filed.